EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 10, 2001, except as to Note 22 which is as of February 9, 2001, relating to the financial statements, which appears in M&T Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under Item 5 "Interests of Named Experts and Counsel" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Buffalo, New York
March 19, 2001